Exhibit 99.1

NEWS RELEASE

Duke Energy Corporation
P.O. Box 1009
Charlotte, NC 28201-1009

Dec. 8, 2006	MEDIA CONTACTS:
	Duke Energy Mark Craft	704/382-7364
	Spectra Energy Gretchen Krueger	713/627-4072
	24-Hour:	704/382-8333

ANALYST CONTACT:
	Duke Energy Sean Trauschke	980/373-7905
	Spectra Energy John Arensdorf	704/382-5087

Duke Energy Board of Directors Approves Gas Business Spin-off

•                  Sets Distribution Ratio and Record Date for Common Stock

•                  Declares Stock Dividend on Senior Convertible Notes

CHARLOTTE, N.C. — The Duke Energy board of directors today formally approved the tax-free spin-off of Spectra Energy, the proposed stand-alone and publicly traded company consisting of Duke Energy’s natural gas businesses. Spectra Energy shares are expected to be traded on the New York Stock Exchange under the ticker symbol SE.

The board also established Dec. 18, 2006 as the record date and a distribution ratio of one-half of a Spectra Energy share for each share of Duke Energy. The distribution is expected to be made prior to the market opening on Jan. 2, 2007 to Duke Energy shareholders of record as of the close of business on the record date. Following the distribution, Duke Energy will not own any shares of Spectra Energy.

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“Today, we have taken some of the final steps to unlock the value of our power and gas businesses as stand-alone companies,” said James E. Rogers, Duke Energy president and chief executive officer. “We believe that over the long term, our investors will reap greater value than they would have received had we not separated the company.”

Duke Energy has received a ruling from the Internal Revenue Service (IRS) indicating that the spin-off will qualify as a tax-free distribution for U.S. federal income tax purposes to Duke Energy and its shareholders.

Duke Energy will not distribute any fractional shares of Spectra Energy common stock. Recipients who would otherwise have been entitled to a fractional share of Spectra Energy common stock in the distribution will receive cash in lieu of such fractional shares.

The regular cash dividend is expected to be split proportionately between Duke Energy and Spectra Energy. The combined regular cash dividend to be paid by Duke Energy and Spectra Energy is expected to equal $1.28 per year, which is the amount Duke Energy shareholders currently receive.

In connection with the spin-off of Spectra Energy, the board also approved the distribution of approximately 2.4 million shares of Spectra Energy common stock to holders of Duke Energy’s 1¾% Senior Convertible Notes due 2023. The board approved Dec. 29, 2006 as the record date for these convertible notes. Duke Energy will distribute one-half of a share of Spectra Energy common stock for each share of Duke Energy common stock into which the convertible notes are convertible on Dec. 29, 2006. As noted above, the distribution of Spectra Energy common stock is expected to occur on Jan. 2, 2007 prior to market open.

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No action is required by Duke Energy shareholders or convertible noteholders to receive their Spectra Energy common stock. There are no fees associated with this distribution and Duke Energy shareholders and convertible noteholders will not be required to surrender or exchange their shares or convertible notes.

Registered owners of Duke Energy common stock and convertible noteholders who are entitled to receive the distribution, will receive a book entry statement from the Bank of New York (which will serve as transfer agent on behalf of Spectra Energy) reflecting their ownership of Spectra Energy common stock. Holders of Duke Energy stock who hold their shares through a broker, bank or other nominee will have their brokerage account credited with the Spectra Energy common stock.

Shareholders who sell their shares of Duke Energy common stock after the record date but before the distribution date may also be selling their entitlement to receive shares of Spectra Energy common stock in the spin-off. Shareholders of Duke Energy common stock are encouraged to consult with their financial advisors regarding the specific implications of selling Duke Energy common stock on or prior to the distribution date.

Convertible noteholders may convert their notes prior to the distribution, but noteholders who choose to do so must validly convert their notes before the close of business on Dec. 18, 2006 in order to become record holders of the shares of Duke Energy common stock. Under the terms of the notes indenture, no adjustment to the conversion rate applicable to the notes will be made in connection with the distribution of the Spectra Energy common stock. Duke Energy has transmitted a notice to convertible noteholders further explaining the details of the distribution and the opportunities for conversions during this period.

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Completion of the spin-off is subject to the satisfaction of a number of conditions described in the information statement included as an exhibit to Spectra Energy’s registration statement on Form 10 and in the separation agreements filed as exhibits to the registration statement.

Duke Energy will mail the information statement to all shareholders of record of Duke Energy common stock as of the record date, Dec. 18, 2006, and to convertible noteholders of record as of the close of business on the record date.

The information statement will include information regarding the business and management of Spectra Energy, details on the distribution and other details of the transaction. The information statement is also available through the SEC’s Web site at http://www.sec.gov.

Management from both Duke Energy and Spectra Energy are holding separate investor “road shows” during the month of December. These presentations allow the companies to provide additional information regarding the companies’ respective 2007 business and financial plans.

On June 28, 2006, Duke Energy announced plans to create two separate publicly traded companies by spinning off Duke Energy’s natural gas businesses into a new company (subsequently named Spectra Energy) to Duke Energy shareholders. Upon the separation, Duke Energy will operate primarily as a pure-play power company with a U.S. Franchised Electric & Gas business unit, Commercial Power business unit, an International business unit and the company’s interest in Crescent Resources. Duke Energy will continue to be traded on the New York Stock Exchange under the listing symbol DUK.

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Duke Energy is a diversified energy company with a portfolio of natural gas and electric businesses, both regulated and unregulated, and an affiliated real estate company. Duke Energy supplies, delivers and processes energy for customers in the Americas. Headquartered in Charlotte, N.C., Duke Energy is a Fortune 500 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: http://www.duke-energy.com.

Spectra Energy will operate primarily in three sectors of the natural gas industry: transmission and storage, distribution, and gathering and processing. Spectra shares are expected to be traded on the New York Stock Exchange under the listing symbol SE. More information about the company will soon be available on the Internet at: http://www.spectraenergy.com.

Forward-looking statements

This release includes statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. One can typically identify forward-looking statements by the use of forward-looking words such as:  may, will, could, project, believe, expect, estimate, continue, potential, plan, forecast and other similar words. Those statements represent Duke Energy’s intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside Duke Energy’s control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Those factors include: state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rate structures, and affect the speed at and degree to which competition enters the electric and natural gas industries; the outcomes of litigation and regulatory

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investigations, proceedings or inquiries; industrial, commercial and residential growth in Duke Energy’s service territories; additional competition in electric or gas markets and continued industry consolidation; the influence  of weather and other natural phenomena on company operations, including the economic, operational and other effects of hurricanes, ice storms, tornados or other natural phenomena; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; general economic conditions, including any potential effects arising from terrorist attacks and any consequential hostilities; changes in environmental and other laws and regulations to which Duke Energy and its subsidiaries are subject; the results of financing efforts, including Duke Energy’s ability to obtain financing on favorable terms, which can be affected by various factors, including Duke Energy’s credit ratings and general economic conditions; declines in the market prices of equity securities and resultant cash funding requirements for Duke Energy’s defined benefit pension plans; the level of creditworthiness of counterparties to Duke Energy’s transactions; the amount of collateral required to be posted from time to time in Duke Energy’s transactions; growth in opportunities for Duke Energy’s business units, including the timing and success of efforts to develop domestic and international power, pipeline, gathering, liquefied natural gas, processing and other projects; the performance of electric generation, pipeline and gas processing facilities; the extent of success in connecting natural gas supplies to gathering and processing systems and in connecting and expanding gas and electric markets; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; conditions of the capital markets and equity markets during the periods covered by the forward-looking statements; the ability to successfully complete merger, acquisition or divestiture plans, including the prices in which Duke Energy is able to sell assets; regulatory or other limitations imposed as a result of a merger, acquisition or divestiture; and the success of the business following a merger, acquisition or divestiture.

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In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Information contained in this release is unaudited, and is subject to change.

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